UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 5, 2014

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (972) 490-9600

Check the appropriated box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 5, 2014, Ashford Hospitality Advisors LLC (“Ashford LLC”), a subsidiary of Ashford Hospitality Trust, Inc. (the “Company”) entered into a Second Amended and Restated Limited Liability Company Operating Agreement of AIM Management Holdco, LLC (“AIM Holdco Agreement”) and a Third Amended and Restated Limited Partnership Agreement of AIM Performance Holdco, LP (“AIM Performance Holdco Agreement”) to clarify the following information:
(i)        the purpose of AIM Management Holdco, LLC (“AIM Holdco”) is to act as the sole member of Ashford Investment Management, LLC ("AIM") and any other entity formed in the future by Ashford LLC to act as an investment advisor to any private investment fund focused on investing in securities.  Any private or public entity created for the purpose of directly owning hotel assets or incubating future REITs would not be considered an investment fund.  AIM, or its affiliates, will serve as the investment advisor to any investment fund focused on investing in securities launched by Ashford LLC and will receive management fees or other fees or compensation for its role as investment advisor; and
(ii)       AIM REHE Funds GP, LP (“AIM GP”), or its affiliates, will serve as the general partner of any such funds and be entitled to a performance allocation or carried interest, based, generally, on the net profits of the investors in such funds. AIM Performance Holdco, LP (“AIM Performance Holdco”) will hold a 99.99% limited partnership interest in AIM GP and any other entity formed in the future by Ashford LLC to serve as the general partner of any such funds.
The above summary of the Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8‑K.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.     Description

10.1	Third Amended and Restated Limited Partnership Agreement of AIM Performance Holdco, LP
10.2	Amended and Restated Limited Liability Company Operating Agreement of AIM Management Holdco, LLC

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 6, 2014

ASHFORD HOSPITALITY TRUST, INC.

By: /s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel